INDEX TO FINANCIAL STATEMENT SCHEDULE
FOR CANISCO RESOURCES, INC.

March 31, 1997 and 1996, September 30, 1995 and 1994



SCHEDULE II  Valuation and Qualifying Accounts



EXHIBIT 99.1